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                                                                     EXHIBIT 5.1

                              September 10, 1998



Sound Source Interactive, Inc.
26115 Mureau Road
Suite B
Calabasas, CA  91302-3126

     Re:  Form S-3 Registration Statement
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Gentlemen:

     We are providing this opinion in connection with Registration Statement No. 333-24271 of Sound Source Interactive, Inc. (the "Company"), on Form S-3 (the "Registration Statements"), filed under the Securities Act of 1933, as amended. Capitalized terms used herein without definition have the meanings set forth in the Registration Statement.

     The Registration Statement relates to the following:

     (a) 1,378,500 outstanding shares of Common Stock registered for the account of certain Selling Stockholders;

     (b) 182,838 shares of Common Stock issuable by the Company upon exercise of options held by Eric H. Winston, a Selling Stockholder;

     (c) 100,000 outstanding shares of Common Stock held by Vincent J. Bitetti that may be acquired by Eric H. Winston, a Selling Stockholder, upon exercise of options held thereby;

     (d) 5,961,440 shares of Common Stock issuable by the Company upon exercise of Redeemable Warrants; and

     (e) 240,000 shares of Common Stock issuable by the Company upon exercise of Underwriters' Warrants.

     We have examined (i) the Company's Second Restated Certificate of Incorporation and its Amended and Restated By-Laws; (ii) an officer's certificate as to the corporate proceedings of the
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Sound Source Interactive, Inc.
September 10, 1998
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Company relating to the Registration Statement and other factual matters; and
(iii) such other documents and records as we have deemed necessary in order to render this opinion.

     Based on the foregoing, it is our opinion that:

     1. The shares of Common Stock referred to in clauses (a) and (c) above have been duly authorized and are validly issued, fully paid and nonassessable by the Company.

     2. The shares of Common Stock referred to in clauses (b), (d) and (e) above have been duly authorized and, upon their issuance by the Company in accordance with the terms of the Eric H. Winston stock options, the Redeemable Warrants and the Underwriters' Warrants, respectively, will be validly issued, fully paid and nonassessable.

     We consent (i) to the use of this opinion as an exhibit to the Registration Statement and (ii) to the reference to our firm name under the caption "Legal Matters" in the Prospectus.

                                 Very truly yours,

                                 /s/ Swidler Berlin Shereff Friedman, LLP

                                 SWIDLER BERLIN SHEREFF FRIEDMAN, LLP